EXHIBIT 4.4
                                     Trion, Inc.
                              1995 Stock Incentive Plan

                         NON-STATUTORY STOCK OPTION AGREEMENT


                    THIS AGREEMENT, made as of the ______ day of __________, 19__ by and between Trion, Inc. (hereinafter called the "Company"), a Pennsylvania corporation having its principal place of business in Sanford, North Carolina.

                                         A
                                          N
                                           D

          ______________________, an employee of the Company or its subsidiary (hereinafter called "Optionee").

                                   WITNESSETH THAT:

                    WHEREAS, the Company desires to attract and retain highly competent employees and to motivate Optionee to achieve long-term corporate objectives; and

                    WHEREAS, in order to provide such an incentive to its employees, the Company has adopted the Trion, Inc. 1995 Stock Incentive Plan (the "Plan"); and

                    WHEREAS, the Company desires to grant to Optionee under the Plan options to purchase shares of the common stock of the Company, par value $0.50 per share (the "Common Stock"), which options are not intended to qualify as "incentive stock options" within the meaning of Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code").

                    NOW, THEREFORE, in consideration of the mutual covenants and representations herein contained and intending to be legally bound, the parties hereto agree as follows:

                                      ARTICLE I

                                     Definitions

                    1.1 Definitions and Incorporation by Reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. All other capitalized terms shall have the meanings set forth herein. The terms of the Plan are incorporated by reference in this Agreement as if set forth herein in their entirety.


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                                      ARTICLE II

                                   Grant of Options

                    2.1 Grant. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to Optionee the right and option to purchase from the Company up to, but not exceeding in the aggregate, ______ shares of the Common Stock, at an option price of $__________ per share (the "Options"), and for the period (the "Option Term") beginning on __________, 19__ (the "Date of Grant") and ending on __________,
          19__. The option price set forth herein equals the Fair Market Value on the Date of Grant of the shares of Common Stock subject to the Options.

                    2.2 Non-Statutory Options. The Options are not incentive stock options within the meaning of Section 422 of the Code.

                                     ARTICLE III

                          Vesting, Exercise and Withholding

                    3.1 Vesting. Options granted Optionee hereunder shall become exercisable ("vest") according to the following schedule:

                                                Number of Shares
                    Date of Vesting          for which Options Vest









          Once Options have vested, they may be exercised at any time and from time to time during the Option Term.

                    3.2 Acceleration of Vesting. In the event of a Change in Control of the Company, all Options granted hereunder that are outstanding on the date of such Change in Control shall become immediately and fully exercisable.

                    3.3 Method of Exercise. Options shall be exercised by Optionee by delivering to the Secretary of the Company not later than 5:00 p.m. local time on the expiration date of the Option, a Notice in the form set forth as Exhibit A hereto,
                  [NOTE:  Select one of the following alternatives]



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          [together with a check payable to the order of the Company in the amount of the option price of the shares being purchased]

                                         or

          [together with a check payable to the Company, previously owned shares of Common Stock duly endorsed to the Company with a stock power executed in blank, or a combination of the foregoing, equal in value in the aggregate to the option price of the shares being purchased. For purposes hereof the value of any shares of Common Stock tendered in payment of the option price shall be their Fair Market Value on the day preceding the date of exercise. Payment of all or any part of the option price in previously owned shares shall be subject to such limitations and conditions as the Committee shall determine at the time of exercise].

                    3.4 Tax Withholding. The Company shall notify Optionee of the amount of withholding tax, if any, which must be paid under federal and, where applicable, state and local law in connection with the exercise of Options. The Company may deduct such amount from Optionee's regular salary payments or other compensation otherwise due and owing to Optionee. If the full amount of the withholding tax cannot be recovered in this manner, Optionee shall, forthwith upon the receipt of notice to such effect, remit the deficiency to the Company. The Company may, at the election of the Committee, permit Optionee to pay such withholding taxes, in whole or in part, by delivering to the Company previously owned shares of Common Stock, by surrendering Options or by tendering back to the Company shares of Common Stock issued upon exercise of the Options, in each case subject to such limitations and conditions as the Committee shall determine. Shares so delivered, withheld or tendered back shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined.

                                      ARTICLE IV

                              Termination of Employment

                    4.1 Termination for Reasons Other than Disability, Retirement or Death. Upon Optionee's Termination of Employment other than by reason of death, Disability, or retirement on or after Optionee's Retirement Date, Optionee may, within three months from the date of such Termination of Employment, but not after the expiration of the Option Term, exercise all or any part of the Options as were exercisable at the date of Termination of Employment, if such Termination of Employment is not for Cause; provided, however, that if such Termination of Employment is for Cause, the right of Optionee to exercise such Options shall terminate at the date of Termination of Employment.



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                    4.2  Disability or Retirement.  Upon Optionee's
          Termination of Employment by reason of Disability or retirement on or after Optionee's Retirement Date, Optionee may, within two years after the Disability Date or Retirement Date, as the case may be, but not after the expiration of the Option Term, exercise all or a part of the Options which were exercisable upon such Disability Date or Retirement Date.

                    4.3 Death. In the event of Optionee's death while employed by the Company or a Subsidiary or within the additional period of time from the date of Optionee's Termination of Employment and prior to the expiration of the Options as provided in Section 4.2 above, to the extent all or a part of the Options was exercisable as of the date of such Termination of Employment and did not expire during such additional period and prior to Optionee's death, the right of Optionee's Beneficiary to exercise the Options shall expire upon the expiration of one year from the date of Optionee's death or on the date of expiration of the Option Term, whichever is earlier.

                    4.4 Unvested Options. To the extent all or any part of the Options are not exercisable as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment.

                                      ARTICLE V

                                    Miscellaneous

                    5.1 Adjustments to Reflect Capital and Other Corporate Changes. The Options and the exercise price for such Options shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation or other change in capitalization with a similar substantive effect upon the Options granted hereunder. After any reorganization, merger or consolidation in which the Company is not the surviving corporation, Optionee shall, at no additional cost, be entitled upon the exercise of the Options to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable pursuant hereto, the number and class of shares of stock or other securities to which Optionee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, Optionee had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant hereto. Comparable rights shall accrue to Optionee in the event of successive reorganizations, mergers or consolidations of the character described above.

                    5.2 No Other Rights with Respect to Capital and Other Corporate Changes. Nothing contained in this Agreement shall be

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          deemed to confer upon Optionee any right to prevent or to approve or vote upon any of the capital and other corporate changes described in this Article V. The existence of the Options granted hereunder shall not affect in any way the right or the power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                    5.3 Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom Options may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

                    5.4 No Transferability. The Options granted hereunder are not transferable by Optionee otherwise than by will or the laws of descent and distribution and are exercisable during Optionee's lifetime only by him or her. No assignment or transfer of the Options granted hereunder, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer the Options shall terminate and become of no further effect. Optionee's Beneficiary may exercise Optionee's rights only to the extent they are exercisable at the date of Optionee's death, and as provided in Section 4.3.

                    5.5 No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to the shares of Common Stock covered by the Options until Optionee shall have become the holder of record of such shares and, subject to Section 5.1, no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to such shares for which the record date is prior to the date on which Optionee shall have become the holder of record of the shares covered by the Options.

                    5.6 No Right to Employment. Nothing in this Agreement or the Plan shall confer upon Optionee any right to continue in the employ of the Company or shall affect the right of the


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          Company or any Subsidiary to terminate the employment of Optionee with or without Cause.

                    5.7 Compliance with Law. Notwithstanding any other provision hereof, Optionee hereby agrees that he or she will not exercise the Options granted hereunder, and that the Company will not be obligated to issue any shares to Optionee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final and binding. The Company has registered the securities underlying the Options pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time); however, the Company shall in no event be obligated to keep such registration effective or to take any other affirmative action in order to cause the exercise of the Options or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

                    5.8  Awards Not Includable for Benefit Purposes.
          Income recognized by Optionee pursuant to the provisions of this Agreement shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of
          1974), group insurance or other benefit plan applicable to Optionee which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans.

                    5.9 Notices. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by Optionee to the Company shall be mailed or delivered to the Company at its office at 101 McNeill Road, Sanford, North Carolina 27331-0760,
          Attention: Secretary, and all notices or communications by the Company to Optionee may be given to Optionee personally or may be mailed to him or her at the current address for Optionee included in the Company's records.

                    5.10 Plan Provisions Control. In the event any provision of this Agreement shall conflict with any of the terms in the Plan as constituted on the date hereof, the term in the Plan as constituted on the date hereof shall control.

                    5.11 Governing Law. This Agreement shall be construed under and governed by the laws of the Commonwealth of


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          Pennsylvania, other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

                    5.12 Interpretation. No rule of strict construction shall be implied against the Company in the interpretation of any of the terms of this Agreement.

                    5.13 Rule 16b-3. The Company is authorized to modify this Agreement to comply with Rule 16b-3 promulgated by the Securities and Exchange Commission, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

                    5.14 Entire Agreement and Severability. This Agreement constitutes the entire agreement of the parties with respect to the Options. This Agreement may be amended at any time by written agreement of the parties hereto. Whenever possible, each provision in this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall at any time be held to be prohibited by or invalid under applicable law, then
          (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of this Agreement shall remain in full force and effect.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

          OPTIONEE:                          TRION, INC.


          ______________________________     By:___________________________

                                             Title:________________________
















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                                      EXHIBIT A

                        EXERCISE OF NON-STATUTORY STOCK OPTION


                    Pursuant to the provisions of the Non-Statutory Stock

          Option Agreement entered into as of __________, 19__ between

          Trion, Inc. (the "Company") and ________________, Optionee (the

          "Agreement"), I hereby exercise the non-statutory stock option granted under the terms of the Agreement to the extent of _____

          shares of the Common Stock (the "Common Stock") of the Company

          (the "Shares").  [I deliver to the Company herewith $__________

          in cash in payment for the Shares.] or [I deliver to the Company herewith the following in payment for the Shares:

                    __________ in cash and/or

                    certificates for __________ shares of Common Stock.]



          Date: ________________________     ______________________________
                                             Optionee


                                             ______________________________
                                             Address


                                             ______________________________
                                             Social Security Number













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